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                                                                   EXHIBIT 4.13


                                                        No. of Rights:


                                                          CUSIP No. 412552 12 7





   VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK
CITY TIME ON               , 2003 (UNLESS EXTENDED BY THE COMPANY)


                                 [LOGO] HARKEN
                               Energy Corporation
                     Subscription Rights for Common Stock

Dear Stockholder:

   As the registered owner of this Subscription Certificate, you are the owner of the number of subscription rights shown above. The subscription rights entitle you to subscribe for shares of common stock, par value $0.01 per share, of Harken Energy Corporation (the "Company"). Each subscription right will
entitle the holder to purchase        shares of our common stock at the
subscription price of $       per right (or $       per share) (the
"Subscription Price"). For a more complete description of the terms and conditions of the rights offering, please refer to the enclosed Prospectus.


   You have been issued one subscription right for each share of common stock that you held on January 30, 2003 and one subscription right for each share of common stock issuable upon the conversion of the Series G1 preferred stock and the Series G2 preferred stock that you held on January 30, 2003.


                THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

   You have three choices:


    1. You can subscribe for all of the new shares, based on the number of rights listed at the top of the page;



    2. You can subscribe for less than the number of new shares based on the number of rights listed above, and allow the rest of your subscription rights to expire; or


    3. If you do not want to purchase any additional shares, you can disregard this material.

To subscribe, full payment of the Subscription Price is required for each share of common stock. You must complete the reverse side of this form to subscribe for new shares.

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ATTEST:                                   HARKEN ENERGY CORPORATION

By: ----------------------------------    By: ----------------------------------
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                                                        No. of Rights: ________




                                                          CUSIP No. 412552 12 7


                 DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

                 By mail, by hand or by overnight courier to:
                    American Stock Transfer & Trust Company
                            Attention: Rights Agent

                          59 Maiden Lane, Plaza Level

                             New York, N.Y. 10038

                                (800) 937-5449


Delivery to an address other than the address listed above will not constitute valid delivery.
           Delivery by facsimile will not constitute valid delivery.

               Please print all information clearly and legibly.


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  If you wish to subscribe for shares pursuant to your Subscription Rights in full or a portion thereof:

    I subscribe for ____________ Rights   x   $ ________ =   $ ___________________________________________
                                                                                         (Amount enclosed)
-------------------------------------------------------------------------------------------------------------
   To subscribe. I acknowledge that I have                 You must have your signature guaranteed if
received the Prospectus for this offer and I hereby        you wish to have your shares delivered to an
irrevocably subscribe for the number of shares             address other than that shown on the front.
indicated above on the terms and conditions specified      Your signature must be guaranteed by: (a) a
in the Prospectus. I hereby agree that if I fail to pay    commercial bank or trust company, (b) a member
for the shares of common stock for which I have            firm of a domestic stock exchange, or (c) a credit
subscribed, the Company may exercise its legal             union.
remedies against me.
                                                           Medallion Stamp/Signature Guaranteed:
Signature(s) of Subscriber(s):
                                                           ------------------------------------
--------------------------------------                                   (Name of Bank or Firm)

Please give your telephone number:                         By: ______________________________________________
(     ) _______________________________________________                  (Signature of Officer)

Address for delivery of shares if other than shown on front:

--------------------------------------

--------------------------------------
If permanent change of address, check here [_].

Important: The signature(s) must correspond in
every particular, without alteration, with the name(s)
as printed on the reverse of this Subscription
Certificate.
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                         Method of Payment (Check One)

   [_] Uncertified personal check, payable to American Stock Transfer & Trust
       Company as Subscription Agent for the Company. Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order or wire transfer of immediately available funds.

   [_] Certified check or bank check drawn on a U.S. bank or money order, payable to American Stock Transfer & Trust Company as Subscription Agent for the Company.

   [_] Wire transfer directed to the account maintained by American Stock
       Transfer & Trust Company at:


          JP Morgan Chase


          55 Water Street


          New York, NY 10005

          ABA #021000021,
          Credit Account No. 323-113060

          Account Name: American Stock Transfer & Trust Company


                        Subscription Agent



   If the amount enclosed or transmitted is not sufficient to pay the purchase price for all shares of common stock that are to be subscribed for, or if the number of shares of common stock being subscribed for is not specified, the number of shares of common stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all shares of common stock that the undersigned has the right to subscribe for (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.



Stock certificates for the shares subscribed for pursuant to the rights offering will be delivered as soon as practicable after the expiration date. Any refund in connection with your subscription will be delivered as soon as practicable thereafter.




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